                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                  SCHEDULE 14A
       Proxy Statement Pursuant to Section 14(a) of the Securities and
                            Exchange Act of 1934

Filed by the Registrant[X]
Filed by a Party other than the Registrant[ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                               DIGENE CORPORATION
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                (Name of Registrant as Specified In Its Charter)


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   (Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    1) Title of each class of securities to which transaction applies:

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    2) Aggregate number of securities to which transaction applies:

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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    4) Proposed maximum aggregate value of transaction:

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    5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    1) Amount Previously Paid:

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    2) Form, Schedule or Registration Statement No.:

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    4) Date Filed:

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

                               DIGENE CORPORATION
                            9000 VIRGINIA MANOR ROAD
                                   SUITE 207
                           BELTSVILLE, MARYLAND 20705

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON THURSDAY, OCTOBER 28, 1999

To the Stockholders of Digene Corporation:

     The 1999 annual meeting of stockholders of Digene Corporation, a Delaware corporation ("Digene"), will be held on Thursday, October 28, 1999, at 10:00 a.m. (local time), at the Holiday Inn Calverton, 4095 Powder Mill Road, Beltsville, Maryland 20705, for the following purposes:

     1. to elect two directors, each to serve for a three-year term expiring at the annual meeting of stockholders in 2002;

     2. to approve Digene's 1999 Incentive Plan; and

     3. to transact such other business as may properly come before the annual meeting.

     The Board of Directors has fixed the close of business on Friday, September 10, 1999, as the record date for determining the stockholders entitled to notice of, and to vote at, the annual meeting. Only stockholders of record at that time are entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements of the annual meeting. Upon written request, you are entitled to inspect a complete list of stockholders entitled to vote at the annual meeting. Such inspection must be for a proper purpose and may take place in the ten days prior to the annual meeting during normal business hours at Digene's office in Beltsville, Maryland.

     You are cordially invited to attend the annual meeting in person. To assure your representation at the annual meeting, please complete, sign and date the enclosed proxy and return it promptly. If you choose, you may still vote in person at the annual meeting even though you previously submitted a proxy.

                                            Charles M. Fleischman,
                                            Secretary

October 1, 1999

                               DIGENE CORPORATION

                                PROXY STATEMENT

     This proxy statement is being solicited by the Board of Directors of Digene Corporation and contains information related to the annual meeting of stockholders of Digene to be held on Thursday, October 28, 1999, at 10:00 a.m. (local time), at the Holiday Inn Calverton, 4095 Powder Mill Road, Beltsville, Maryland 20705, and at any adjournment(s) or postponement(s) of the annual meeting. This proxy statement and the accompanying proxy are being mailed to stockholders on or after October 1, 1999.

                               ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     At our annual meeting, stockholders will act upon the following matters: the election of two directors of Digene each to serve for a three-year term expiring at the annual meeting of stockholders in 2002; the approval of our 1999 Incentive Plan; and any other business that may properly be brought before the annual meeting. In addition, our management will report on Digene's performance during fiscal year 1999 and respond to questions from stockholders.

WHO IS ENTITLED TO VOTE?

     Only stockholders of record on the record date, which was the close of business on Friday, September 10, 1999, will be entitled to receive notice of, and to vote at, the annual meeting. Each share of common stock is entitled to one vote.

HOW DO I VOTE?

     If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person or vote in person at the meeting.

WHAT CONSTITUTES A QUORUM?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting business to be conducted at the annual meeting. As of the record date, 14,585,655 shares of our common stock were outstanding.

HOW DOES DISCRETIONARY VOTING AUTHORITY APPLY?

     If you sign and return your proxy card, but do not make any selections, you give discretionary authority to the persons named as proxy holders on the proxy card, Charles M. Fleischman and Joseph P. Slattery, to vote on the proposals and any other matters that may arise at the annual meeting.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

     Unless you give other instructions on your proxy card, Charles M. Fleischman and Joseph P. Slattery will vote in accordance with the recommendations of the Board of Directors. The Board recommends a vote:

     - FOR election of the two nominees for director of Digene, Wayne T. Hockmeyer, Ph.D. and Evan Jones; and

     - FOR the approval of the 1999 Incentive Plan.

     With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

     Election of Directors. The two nominees for director receiving the highest number of votes cast by stockholders entitled to vote for directors will be elected to serve on the Board. Votes withheld with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although they will be counted for purposes of determining whether there is a quorum. Accordingly, votes withheld will have no effect on the result of the vote.

     1999 Incentive Plan. The approval of the 1999 Incentive Plan requires the affirmative vote of the holders of a majority of the votes present in person or represented by proxy and entitled to be cast at the annual meeting. A properly executed proxy marked "ABSTAIN" with respect to the approval of the 1999 Incentive Plan will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote. Broker non-votes will not be counted in determining the presence of a quorum and will not be considered as votes cast, and thus will have no effect on the result of the vote.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of Digene either a notice of revocation or a duly executed proxy bearing a date later than the date on the proxy you submitted. The powers of the proxy holders to vote your proxy will be suspended if you attend the meeting in person and request to change your vote or vote in person, although attendance at the meeting will not by itself revoke a previously granted proxy.

WHO BEARS THE COST OF SOLICITATION OF PROXIES?

     We bear the cost of preparing, printing, assembling and mailing this proxy statement and other material furnished to stockholders in connection with the solicitation of proxies for the annual meeting. In addition to the solicitation of proxies by mail, our officers, directors and employees may use other written communication, telephone and other means to solicit proxies. These persons receive no special compensation for any solicitation activities.

WHEN ARE STOCKHOLDER PROPOSALS DUE FOR THE YEAR 2000 ANNUAL MEETING?

     To be included in next year's proxy statement, stockholder proposals must be submitted in writing by June 3, 2000 to: President, Digene Corporation, and mailed, prior to December 31, 1999, to 9000 Virginia Manor Road, Suite 207, Beltsville, MD 20705 and after January 1, 2000, to 1201 Clopper Road, Gaithersburg, MD 20878. If any stockholder proposal is submitted after August 17, 2000, the Board will be allowed to use its discretionary voting authority when the proposal is raised at the 2000 annual meeting, without any discussion of the matter in the proxy statement for that meeting.

                        ITEM 1 -- ELECTION OF DIRECTORS

NOMINEES FOR ELECTION AS DIRECTOR

     The Board currently consists of six (6) members: Charles M. Fleischman, Wayne T. Hockmeyer, Ph.D., Evan Jones, John H. Landon, Joseph M. Migliara and John J. Whitehead. Two directors are to be elected at the annual meeting. At the annual meeting, the Board will nominate Dr. Hockmeyer and Mr. Jones to be elected as Class III directors of Digene to hold office until the 2002 annual meeting of stockholders and until their successors are duly elected and qualified. The nominees have consented to serve if elected to the Board. If the nominees are unable to serve as directors at the time of the annual meeting, an event which the Board does not anticipate, the persons named in the proxy will vote for such substitute nominees as may be designated by the Board, unless the Board reduces the number of directors accordingly.

     Set forth below is information about the nominees and the other persons who are to continue as directors of Digene after the annual meeting. For information concerning the number of shares of common stock owned by each director and all directors and executive officers as a group as of September 10, 1999, see "Principal Stockholders."

            NAME              AGE                      POSITION(S) WITH COMPANY        DIRECTOR SINCE
            ----              ---                      ------------------------        --------------
Nominees to be elected for terms expiring in 2002:
Wayne T. Hockmeyer, Ph.D. ..  54                               Director                     1996

Evan Jones..................  42                      Chief Executive Officer and           1990
                                                         Chairman of the Board

Directors continuing for terms expiring in 2000:
John H. Landon..............  59                               Director                     1997
John J. Whitehead...........  54                               Director                     1992

Directors continuing for terms expiring in 2001:
Charles M. Fleischman.......  41                  President, Chief Operating Officer,       1990
                                                      Chief Financial Officer and
                                                               Director
Joseph M. Migliara..........  55                               Director                     1992

     Dr. Hockmeyer founded MedImmune, Inc., a biotechnology company, and has been its Chief Executive Officer and a director since 1988, and Chairman of its Board of Directors since 1993. From 1986 to 1988 Dr. Hockmeyer served as Vice President, Research and Development, of Praxis Biologics, Inc. From 1986 to 1989, Dr. Hockmeyer served as Chairman, Department of Immunology, Walter Reed Army Institute of Research. Dr. Hockmeyer is a member of the Board of Visitors of the University of Maryland Biotechnology Institute. He is also a member of the Board of Directors of the High Technology Council of Maryland and Chairman of the Maryland BioScience Alliance. He was selected the 1993 Ernst & Young "Entrepreneur of The Year." Dr. Hockmeyer received a Bachelor of Science degree from Purdue University and a doctorate from the University of Florida.

     Mr. Jones has served as Chief Executive Officer of Digene since Armonk Partners acquired a controlling interest in Digene in July 1990 and as Chairman of the Board since September 1995. He also served as President of Digene from July 1990 to June 1999. Mr. Jones received a B.A. in Biochemistry from the University of Colorado and an M.B.A. from The Wharton School at the University of Pennsylvania. Mr. Jones is a step-brother of Mr. Whitehead.

     Mr. Landon has been retired since October 1996. From March 1992 to September 1996, Mr. Landon was Vice President and General Manager, Medical Products of E. I. du Pont de Nemours and Company. Prior to 1992 he held various general management and marketing positions in DuPont's Diagnostics, Biotechnology and Diagnostic Imaging businesses. Mr. Landon currently serves as a director and member of the Executive Committee of Christiana Care Corporation, a diversified healthcare delivery company, and a director of Christiana Care Physicians Organization, an independent physicians organization, and Cholestech Corporation, a medical device company. Previously, he served as a director of the DuPont Merck Pharmaceutical Company and the Health Industry Manufacturers Association. Mr. Landon received a B.S. in Chemical Engineering from the University of Arizona.

     Mr. Whitehead has been a partner of Whitehead Partners, a private investment company since 1993. From 1986 to 1993, Mr. Whitehead was the Chief Executive Officer of TDS Healthcare Systems Corporation, a hospital information systems company. Mr. Whitehead received a B.S. in Biology and Chemistry from Williams College and did graduate work in biochemistry at Case Western Reserve University School of Medicine. He is a director emeritus of i-STAT Corporation, a medical device company, and a director of the Whitehead Institute for Biomedical Research at the Massachusetts Institute of Technology. Mr. Whitehead is a step-brother of Mr. Jones.

     Mr. Fleischman has served as President of Digene since June 1999, Chief Financial Officer since March 1996 and Chief Operating Officer since September 1995. Until June 1999, he also served as Executive Vice President of Digene since Armonk Partners acquired a controlling interest in Digene in July 1990. Mr. Fleischman received an A.B. in History from Harvard University and an M.B.A. from The Wharton School at the University of Pennsylvania.

     Mr. Migliara has been President, North American Operations, NFO Worldwide since January 1999, and was President, Consumer and Healthcare, of NFO Worldwide from September 1997 until January 1999. NFO Worldwide provides research marketing and consulting services and is listed on the New York Stock Exchange. Mr. Migliara is Chairman of the Board of Directors and was President of Migliara/Kaplan Associates, a marketing research firm that conducts primary research in the biomedical, diagnostics, and pharmaceutical markets from the firm's founding until September 1997. He is a past President of the Biomedical Marketing Association. Mr. Migliara received a B.S. in Economics from The Wharton School at the University of Pennsylvania and an M.B.A. from Fairleigh Dickinson University.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     In accordance with Digene's Certificate of Incorporation, the Board is divided into three classes, denominated Class I, Class II and Class III, with members of each Class holding office for staggered three-year terms. Messrs. Whitehead and Landon are Class I directors whose terms expire at the 2000 annual meeting of stockholders; Messrs. Fleischman and Migliara are Class II directors whose terms expire at the 2001 annual meeting of stockholders; and Mr. Jones and Dr. Hockmeyer are Class III directors whose terms expire at this annual meeting (in all cases subject to the election and qualification of their successors or to their earlier death, resignation or removal). At each annual meeting of stockholders, the successors to the directors whose terms expire are to be elected to serve from the time of their election and qualification until the third annual meeting of stockholders following their election or until their respective successors have been duly elected and qualified.

HOW OFTEN DID THE BOARD MEET DURING FISCAL 1999?

     The Board held ten meetings during the last fiscal year. Each of Digene's directors attended at least 75% of the aggregate of all meetings of the Board and of all committees of which he was a member held during the last fiscal year.

WHAT COMMITTEES HAS THE BOARD ESTABLISHED?

     The Board of Directors has standing Audit and Compensation Committees. The Board does not have a Nominating Committee.

     Audit Committee. The Audit Committee, consisting of Messrs. Migliara and Whitehead and Dr. Hockmeyer, met twice during the last fiscal year. The Audit Committee reviews, acts on, and reports to the Board with respect to various auditing and accounting matters, including the selection of our independent auditors, the scope of the annual audits, fees to be paid to the auditors, the performance of our auditors and our accounting practices.

     Compensation Committee. The Compensation Committee, consisting of Messrs. Landon and Whitehead and Dr. Hockmeyer met five times during the last fiscal year. Neither Messrs. Landon and Whitehead nor Dr. Hockmeyer was an officer or employee of Digene during fiscal 1999 or any prior year. Prior to March 1996, the Board was responsible for issues concerning compensation. The Compensation Committee establishes compensation policy and determines the salaries, bonuses and other compensation of the officers of Digene. The Compensation Committee also administers the Digene Corporation Omnibus Stock Option Plan and the Digene Corporation 1997 Stock Option Plan and, if approved by the stockholders at the annual meeting, will administer the 1999 Incentive Plan. The Digene Corporation Directors' Stock Option Plan is administered by the Board.

DIRECTOR COMPENSATION

HOW ARE DIRECTORS COMPENSATED?

     Base Compensation. Directors are reimbursed for expenses incurred in connection with performing their duties as directors of Digene. Prior to September 6, 1996, directors received no compensation for serving on the Board. Effective September 6, 1996, a non-employee director receives an annual retainer of $10,000, plus $2,500 for each of the first six scheduled Board meetings he attends, and $2,000 for each additional Board meeting he attends in each fiscal year. In the event there are fewer than six scheduled meetings of the Board in any fiscal year, the minimum annual Board meeting fee is $15,000, less $2,500 per Board meeting scheduled but not attended. Directors are not compensated for committee meetings.

     Options. Each year, immediately following Digene's annual meeting of stockholders, each non-employee director who will continue to serve as a director after the annual meeting will automatically be granted options to purchase 5,000 shares of our common stock under one of Digene's stock option plans. Directors may be granted additional options pursuant to the Directors' Stock Option Plan, which is administered by the Board in its discretion. The exercise price of options granted to non-employee directors will be equal to the fair market value of our common stock as of the date of the grant.

                 ITEM 2 -- APPROVAL OF THE 1999 INCENTIVE PLAN

     The Board has adopted a new stock award plan, the 1999 Incentive Plan, and is seeking its approval by the Digene stockholders. No options have been granted under the 1999 Incentive Plan. As of June 30, 1999, Digene had an aggregate of 49,359 shares available for issuance upon exercise of stock options and other stock awards which may be granted in the future under its Omnibus Stock Option Plan, which is the only stock award plan that Digene intends to use for grants to employees. Digene's other current stock option plans, the Directors' Stock Option Plan and the 1997 Stock Option Plan, are not available for grants to employees. The amount remaining under the Omnibus Stock Option Plan represents fewer options than were granted to employees in fiscal 1999. Consequently, the Board believes this new plan is necessary in order to enable Digene to continue to attract and retain qualified employees and provide further incentive to employees by increasing their equity interest in Digene.

     The Board recommends that you vote FOR the approval of the 1999 Incentive Plan.

WHAT IS THE 1999 INCENTIVE PLAN?

     The 1999 Incentive Plan is designed to enable Digene to offer employees of Digene and its subsidiaries equity interests in Digene in order to help attract, retain and reward key employees and to strengthen the mutuality of interests between key employees and Digene stockholders. The 1999 Incentive Plan was approved by the Board of Directors on September 14, 1999.

WHO ADMINISTERS THE 1999 INCENTIVE PLAN?

     The 1999 Incentive Plan will be administered by the Compensation Committee of the Board. The Committee has the authority to determine and designate the employees to whom options, restricted shares or unrestricted shares shall be awarded and the terms, conditions and restrictions applicable to each option or award (including, but not limited to, the option price, any restriction or limitation, any vesting schedule or acceleration thereof and any forfeiture restrictions).

WHO IS ELIGIBLE FOR AWARDS UNDER THE 1999 INCENTIVE PLAN?

     Officers and other employees of Digene and its subsidiaries are eligible to be granted options and other awards under the 1999 Incentive Plan. Eligibility shall be determined by the Committee.

WHAT TYPES OF AWARDS ARE AVAILABLE UNDER THE 1999 INCENTIVE PLAN?

     The 1999 Incentive Plan contains provisions for granting various stock-based awards, including non-qualified stock options, incentive stock options as defined in Section 422 of the Internal Revenue Code, restricted stock and unrestricted stock.

WHAT IS THE DURATION OF THE 1999 INCENTIVE PLAN?

     The term of the 1999 Incentive Plan is ten years. No options may be granted or awards made under the 1999 Incentive Plan on or after the tenth anniversary of its approval by the Board of Directors.

WHAT IS A STOCK OPTION?

     A "stock option" is a contractual right to purchase a designated number of shares of common stock at a price determined at the date the option is granted. The option price per share of Digene common stock purchasable upon exercise of a stock option granted under the 1999 Incentive Plan and the time or times such options shall be exercisable shall be determined by the Committee at the time of grant. In the case of an incentive stock option, the option price shall not be less than 100% of the fair market value of our common stock on the date of grant. The option price may be paid in whole or in part in cash or check payable to Digene. Alternatively, to the extent determined by the Committee on or after the date of the grant, the option price may be paid in whole or in part:

     - in the form of common stock already owned by the option holder, or

     - (in the case of an option that is not an incentive stock option) by a reduction in the number of shares issuable upon the exercise of the option.

In either case the payment shall be based on the fair market value of our common stock on the last trading date preceding the date of exercise. No shares shall be issued upon exercise of an option until full payment of the option price has been made.

     The term of each stock option grant and certain events of forfeiture will be determined by the Committee, but no stock option may be exercised after three months after the date of termination of employment with Digene or any of its subsidiaries for any reason other than death or disability. In the event of death or disability, any option exercisable at the date of death, or the date on which employment terminates because of the disability, may be exercised for a period of one year from the date of death or the termination of employment because of a disability or until the expiration of the stated term of the option, whichever period is shorter.

WHAT IS RESTRICTED STOCK?

     "Restricted stock" is shares of common stock granted to an eligible employee for no or nominal consideration subject to the terms and conditions that the Committee, in its sole discretion, shall determine at the time the award is made. The restricted stock will be forfeited to Digene if the recipient ceases to be an employee of Digene or any of its subsidiaries during a restriction period (not to exceed five years) specified by the Committee. When the restrictions applicable to a restricted stock award, or any portion thereof, lapse, the employee will receive a stock certificate representing the number of shares of common stock covered by such restricted stock award, or portion thereof. In the event of death or disability, the restrictions will lapse with respect to that percentage of restricted stock held by the holder that is equal to the percentage of the restriction period that had elapsed as of the date of death or termination of employment as a result of disability.

WHAT IS UNRESTRICTED STOCK?

     "Unrestricted stock" is shares of common stock granted to an eligible employee for no or nominal consideration subject to the terms and conditions that the Committee, in its sole discretion, shall determine at the time the award is made. Upon the issuance of unrestricted stock to an employee under the 1999 Incentive

Plan, the employee shall have the entire beneficial ownership and all the rights and privileges of a stockholder with respect to the unrestricted stock awarded to him or her, including the right to receive dividends and the right to vote such unrestricted stock.

HOW MANY SHARES HAVE BEEN ALLOCATED TO THE 1999 INCENTIVE PLAN?

     The 1999 Incentive Plan provides for the issuance of up to 1,000,000 shares of our common stock. These shares may be either authorized and unissued shares or issued shares reacquired by Digene and held in the treasury. The aggregate number of shares issuable under the 1999 Incentive Plan and the number of shares subject to options and awards made under the 1999 Incentive Plan are subject to adjustment in the event of a merger, reorganization, consolidation, recapitalization, dividend (other than a regular cash dividend), stock split, or other change in corporate structure affecting our common stock. Shares subject to options that expire, terminate or are canceled unexercised, shares of restricted stock that have been forfeited to Digene, and shares that are not issued as a result of forfeiture or termination of an award may be reissued under the 1999 Incentive Plan.

WHAT ARE THE FEDERAL TAX CONSEQUENCES OF OPTION GRANTS UNDER THE 1999 INCENTIVE PLAN?

     The Federal income tax discussion set forth below is intended for general information only. State and local income tax consequences are not discussed, and may vary from locality to locality.

     Non-Qualified Options. Under present United States Treasury regulations, an employee or non-employee who is granted a non-qualified option will not realize taxable income at the time the option is granted. In general, an optionee will be subject to tax for the year of exercise on an amount of ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the option price, and Digene (or its subsidiary) will receive a corresponding deduction. Income tax withholding requirements apply upon exercise. The optionee's basis in the shares so acquired will be equal to the option price plus the amount of ordinary income upon which he or she is taxed. Upon subsequent disposition of the shares, the optionee will realize capital gain or loss, long-term or short-term, depending upon the length of time the shares are held after the option is exercised.

     Incentive Options. An optionee is not taxed at the time an incentive option is granted. The tax consequences upon exercise and later disposition generally depend upon whether the optionee was an employee of Digene or a subsidiary at all times from the date of grant until three months preceding exercise (one year in the case of disability) and on whether the optionee holds the shares for more than one year after exercise and two years after the date of grant of the option.

     If the optionee satisfies both the employment rule and the holding rule, for regular tax purposes the optionee will not realize income upon exercise of the option and Digene will not be allowed an income tax deduction at any time. The difference between the option price and the amount realized upon disposition of the shares by the optionee will constitute a long-term capital gain or a long-term capital loss, as the case may be.

     If the optionee meets the employment rule but fails to observe the holding rule (a "disqualifying disposition"), the optionee generally recognizes as ordinary income, in the year of the disqualifying disposition, the excess of the fair market value of the shares at the date of exercise over the option price. Any excess of the sales price over the fair market value at the date of exercise will be recognized by the optionee as capital gain (long-term or short-term depending on the length of time the stock was held after the option was exercised). If, however, the sales price is less than the fair market value at the date of exercise, then the ordinary income recognized by the optionee is generally limited to the excess of the sales price over the option price. In both situations, the tax deduction allowable to the optionee's employer is limited to the amount of ordinary income recognized by the optionee. Under current Internal Revenue Service guidelines, Digene is not required to withhold any Federal income tax in the event of a disqualifying disposition.

     Different consequences will apply for an optionee subject to the alternative minimum tax.

MAY THE 1999 INCENTIVE PLAN BE AMENDED OR TERMINATED?

     The Compensation Committee may at any time amend, discontinue, or terminate the 1999 Incentive Plan or any part thereof. However, unless otherwise required by law, the rights of an employee with respect to any grant or award prior to the amendment, discontinuance or termination may not be impaired without the consent of such participant. Digene will seek the approval of our stockholders for any amendment if such approval is necessary to comply with applicable law.

     The 1999 Incentive Plan will become effective if it receives the affirmative vote of the holders of a majority of the votes present in person or represented by proxy and entitled to be cast at the annual meeting.

     The Board recommends that you vote FOR approval of the 1999 Incentive Plan.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

     The following table sets forth information with respect to all compensation awarded to, earned by, or paid for services rendered to Digene by (a) our Chief Executive Officer and (b) each of the other four most highly compensated executive officers of Digene in the fiscal year ended June 30, 1999 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                                ANNUAL COMPENSATION      COMPENSATION
                                            ---------------------------  ------------
                                                                          SECURITIES
                                                                          UNDERLYING
                                            FISCAL                         OPTIONS       ALL OTHER
       NAME AND PRINCIPAL POSITION           YEAR     SALARY     BONUS       (#)        COMPENSATION
       ---------------------------          ------   --------   -------  ------------   ------------
Evan Jones................................   1999    $212,088   $75,000     50,000              --
  Chief Executive Officer                    1998     200,215    43,769         --              --
                                             1997     186,463    45,950         --              --

Charles M. Fleischman.....................   1999    $212,088   $75,000     50,000              --
  President, Chief Operating                 1998     200,215    43,769         --              --
  Officer and Chief Financial Officer        1997     186,463    45,950         --              --

Robert McG. Lilley........................   1999    $198,604   $50,000     64,000       $51,008(1)
  Senior Vice President, Global Sales and
  Marketing

Attila T. Lorincz, Ph.D. .................   1999    $190,885   $30,000     34,000              --
  Vice President, Research and Scientific    1998     181,514    20,000         --              --
  Director                                   1997     168,418    16,000         --              --

William J. Payne, Jr., Ph.D...............   1999    $152,575   $30,000     49,000       $14,195(2)
  Vice President, Development                1998     137,936    22,500     75,000        27,953(2)

---------------
(1) Represents car allowance and retirement fund expenses paid by Digene.

(2) Represents reimbursement for moving expenses.

STOCK OPTION INFORMATION

     The following table sets forth, for each of the Named Executive Officers, certain information concerning the grant of stock options in fiscal 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                    INDIVIDUAL GRANTS                      POTENTIAL REALIZABLE
                                  ------------------------------------------------------     VALUE AT ASSUMED
                                                     % OF                                     ANNUAL RATES OF
                                  NUMBER OF         TOTAL                                       STOCK PRICE
                                  SECURITIES       OPTIONS                                     APPRECIATION
                                  UNDERLYING      GRANTED TO    EXERCISE OR                   FOR OPTION TERM
                                  OPTIONS(1)     EMPLOYEES IN   BASE PRICE    EXPIRATION   ---------------------
              NAME                GRANTED(#)     FISCAL YEAR      ($/SH)         DATE        5%($)      10%($)
              ----                ----------     ------------   -----------   ----------   ---------   ---------
Evan Jones......................    50,000           5.36%        $ 9.50       7/30/2008   $298,725    $757,028
Charles M. Fleischman...........    50,000           5.36%          9.50       7/30/2008    298,725     757,028
Robert McG. Lilley..............    40,000           4.29%         6.625       3/17/2009    158,513     409,373
                                    24,000           2.57%          9.50       7/30/2008    143,388     363,373
Attila Lorincz, Ph.D. ..........    10,000           1.07%         6.625       3/17/2009     39,628     102,343
                                    24,000           2.57%          9.50       7/30/2008    143,388     363,373
William J. Payne, Jr., Ph.D.....    25,000           2.68%         6.625       3/17/2009     99,070     255,858
                                    24,000           2.57%          9.50       7/30/2008    143,388     363,373

---------------
(1) Non-Qualified Stock Options

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

     The following table sets forth certain information concerning stock options exercised by each of the Named Executive Officers during fiscal 1999 and the number of unexercised options held by such persons at June 30, 1999 and the value thereof.

                                                                       NUMBER OF SECURITIES
                                                                      UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                            OPTIONS AT               IN-THE-MONEY OPTIONS
                                                                        FISCAL YEAR-END(#)           AT FISCAL YEAR-END(2)
                                 SHARES ACQUIRED       VALUE        ---------------------------   ---------------------------
             NAME                ON EXERCISE(#)    REALIZED($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----                ---------------   --------------   -----------   -------------   -----------   -------------
Evan Jones.....................      48,750           $542,385        361,796        164,286      $2,101,654      $265,235
Charles M. Fleischman..........      48,750            542,385        361,796        164,286       2,101,654       265,235
Robert McG. Lilley.............     -0-                -0-             -0-           189,000         -0-           344,883
Attila D. Lorincz, Ph.D. ......      30,000            295,410        176,470         69,714       1,252,604       141,955
William J. Payne, Jr., Ph.D. ..     -0-                -0-             -0-           124,000         -0-           147,678

---------------
(1) The value realized represents the difference between the fair market value per share of our common stock on the date of exercise and the per share exercise price, multiplied by the applicable number of options.

(2) These values represent the difference between the closing price per share on The Nasdaq National Market on June 30, 1999 ($11.05) and the per share exercise price of the option.

EMPLOYMENT CONTRACTS

     We entered into employment agreements in May 1996 with each of Messrs. Jones and Fleischman (each individual an "Executive" and collectively, "Executives"), which have substantially identical provisions. Pursuant to the agreements, Messrs. Jones and Fleischman are each entitled to receive minimum base salaries of $171,500 per year, subject to adjustment, plus annual bonuses equal to 25% of base salary. The agreements require the Executives to devote their full time, attention and energies to Digene's business. The agreements contain restrictive covenants pursuant to which the Executives have agreed not to compete with Digene for a period of one year following termination of employment. The agreements also prohibit disclosure of Digene's trade secrets. There can be no assurance that any of these provisions, if violated, would be enforceable by Digene. The agreements provide that, if either Executive is terminated without "justifiable cause" (as defined in the agreement), then such Executive will be entitled to receive: (a) the amount of his base salary for a period of 12 months following termination as otherwise would be due if such Executive was employed by

Digene, which shall be immediately due and payable upon termination; (b) bonus accrued to the date of termination; and (c) all other benefits accrued on or prior to the expiration date of the agreement. In addition any outstanding stock awards, incentive stock options, or equivalents will be accelerated and vested immediately upon termination. Messrs. Jones' and Fleischman's employment agreements will expire on December 31, 1999.

     In July 1997 we entered into a similar employment agreement with Dr. Payne pursuant to which Dr. Payne is entitled to receive a minimum base salary of $145,000 per year, subject to adjustment. The agreement provides that if Dr. Payne is terminated without "justifiable cause" (as defined in the agreement), then he will be entitled to receive: (a) the amount of the base salary remaining due and payable from the date of termination for a period of 12 months, which amount shall be accelerated and immediately due upon such termination; (b) any bonus accrued to the date of termination; and (c) all of the other benefits accruing on or prior to the expiration date of the agreement. In addition, any outstanding stock awards, incentive stock options, or equivalents that would have vested in the ordinary course of events until three months after the date of termination will be accelerated and vested immediately upon termination. Dr. Payne's employment agreement will expire on July 21, 2001.

                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") has responsibility for matters related to compensation, including compensation policy, approval of salaries, bonuses and other compensation for Digene's officers and administration of Digene's various stock option plans, except the Directors' Stock Option Plan.

WHAT IS DIGENE'S POLICY REGARDING EXECUTIVE OFFICER COMPENSATION?

     Digene's executive compensation policy is designed to enable Digene to attract, motivate and retain highly qualified executive officers. The key components of Digene's compensation program are

     - base salary;

     - annual incentive bonus awards; and

     - equity participation in the form of stock options.

     In arriving at specific levels of compensation for executive officers, the Committee has relied on

     - the recommendations of management;

     - benchmarks provided by generally available compensation surveys; and

     - the experience of Committee members and their knowledge of compensation paid by other companies in the biotechnology industry and/or in the same geographic area as Digene.

     The Committee also seeks to ensure that an appropriate relationship exists between executive pay and corporate performance. Executive officers are also entitled to customary benefits generally available to all employees of Digene, including group medical, dental, and life insurance and Digene's 401(k) plan. Digene has long-term employment agreements with certain of its executive officers to provide them with the employment security and severance deemed necessary by the Committee to retain them.

WHAT ARE THE COMPONENTS OF EXECUTIVE COMPENSATION?

     Base Salary. In addition to complying with the executive compensation policy and to the requirements of applicable employment agreements, compensation for each of the executive officers for fiscal 1999 was based on the executive's duties and responsibilities, the performance of Digene, both financial and otherwise, and the success of the executive in developing and executing Digene's research and development, manufacturing, sales and marketing, financing, and strategic plans, as appropriate. Base salary increases for executive officers ranging from 6.0% to 17.6% were effected on October 1, 1998.

     Bonus. Executive officers received cash bonuses for fiscal 1999 ranging from approximately 16.0% to 35.0% of base salary based on the degree of Digene's achievement of its financial and other objectives and the degree of achievement by each such officer of his or her individual objectives as approved by the Committee.

     Stock Options. Equity participation is a key component of Digene's executive compensation program. Stock options are granted to executive officers primarily based on the officer's actual and expected contribution to Digene's development. Options are designed to retain executive officers and motivate them to enhance stockholder value by aligning their financial interests with those of Digene's stockholders. Stock options provide an effective incentive for management to create stockholder value over the long term since the option value depends on appreciation in the price of our common stock over a number of years.

HOW IS DIGENE ADDRESSING INTERNAL REVENUE CODE LIMITS ON DEDUCTIBILITY OF COMPENSATION?

     Section 162(m) of the Internal Revenue Code limits the deductibility of annual compensation over $1 million to the Chief Executive Officer and the other executive officers unless certain conditions are met. Digene's Chief Executive Officer and the other executive officers have not received annual compensation over $1 million, and Digene has not yet determined what measures, if any, it should take to comply with Section 162(m).

HOW IS DIGENE'S CHIEF EXECUTIVE OFFICER COMPENSATED?

     Digene and Mr. Jones are parties to an employment agreement, with a term ending on December 31, 1999. Pursuant to this agreement, Mr. Jones is entitled to receive a minimum annual base salary of $171,500, a bonus on September 1 of each year equal to 25% of the salary he received during the previous twelve months, and severance payments in the event of termination of his employment. At the beginning of fiscal 1999, Mr. Jones was receiving an annual base salary of $200,000. On October 1, 1998, he received a 6% increase, raising his annual base salary to $212,000. In deciding upon a 6% increase in Mr. Jones' salary, the Committee recognized that Mr. Jones' compensation was low relative to appropriate benchmarks and focused on the importance of Mr. Jones to the continued growth and development of Digene, his expertise in the industry, his demonstrated management skills and ability to implement Digene's strategic plans, his efforts in assembling a highly qualified executive management team for Digene and Digene's progress with FDA and other regulatory activities. For fiscal year 1999 Mr. Jones received a bonus of $75,000, or approximately 35% of his base salary and options to purchase 50,000 shares of Digene common stock. The bonus was more than the bonus to which Mr. Jones was entitled under his employment agreement and was considered appropriate in view of the financial performance of Digene, the degree of achievement of corporate goals and other positive developments during the year and the level of bonuses being paid to the other executive officers and employees.

                                            COMPENSATION COMMITTEE

                                            John J. Whitehead, Chairman
                                            Wayne T. Hockmeyer, Ph.D.
                                            John H. Landon

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of September 10, 1999 by: (a) each person known by Digene to be the beneficial owner of more than 5% of the outstanding shares of common stock, (b) each director and Named Executive Officer, and (c) all executive officers and directors of Digene as a group.

                                                                NUMBER OF SHARES      PERCENTAGE
                NAME OF BENEFICIAL OWNER(1)                   BENEFICIALLY OWNED(2)   OWNERSHIP
                ---------------------------                   ---------------------   ----------
Armonk Partners(3)..........................................        4,987,115            34.2%
Charles M. Fleischman(4)....................................        5,387,841            36.0
Wayne T. Hockmeyer, Ph.D.(5)................................           35,000            *
Evan Jones(6)...............................................        5,388,926            36.0
John H. Landon(5)...........................................           30,000            *
Robert McG. Lilley(7).......................................           24,000            *
Attila T. Lorincz, Ph.D.(8).................................          201,895             1.4
Joseph M. Migliara(9).......................................          188,499             1.3
William J. Payne, Jr., Ph.D.(5).............................            8,000            *
John J. Whitehead (10)......................................           32,849            *
All executive officers and directors as a group(12
  persons)(11)..............................................        6,429,852            40.3

---------------
  *  Less than one percent.

 (1) Unless otherwise indicated, the address for each principal stockholder, director and officer is 9000 Virginia Manor Road, Beltsville, Maryland 20705.

 (2) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission. Shares of common stock subject to options currently exercisable or exercisable within 60 days of September 10, 1999 are deemed outstanding for computing the percentage beneficially owned by such holder but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as otherwise indicated, Digene believes that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable, and that there are no other affiliations among the stockholders listed in the table.

 (3) The general partners of Armonk Partners are Messrs. Jones and Fleischman.

 (4) Includes (i) 4,987,115 shares owned by Armonk Partners, as to which Mr. Fleischman shares voting and investment power as a general partner, (ii) 16,672 shares held in trust for the benefit of Mr. Fleischman's minor children, as to which shares Mr. Fleischman disclaims beneficial ownership, and (iii) 375,963 shares issuable upon exercise of stock options.

 (5) Represents shares issuable upon exercise of stock options.

 (6) Includes (i) 4,987,115 shares owned by Armonk Partners, as to which Mr. Jones shares voting and investment power as a general partner, (ii) 14,676 shares owned by Mr. Jones' wife, as to which shares Mr. Jones disclaims ownership, and (iii) 375,963 shares issuable upon exercise of stock options.

 (7) Includes 8,000 shares issuable upon exercise of stock options.

 (8) Includes (i) 16,672 shares owned jointly with Dr. Lorincz's wife, as to which Dr. Lorincz shares voting and investment power, and (ii) 184,470 shares issuable upon exercise of stock options.

 (9) Represents (i) 15,000 shares issuable upon exercise of stock options, and
     (ii) 173,499 shares issuable upon exercise of stock options held by Valley Partners, a partnership of which Mr. Migliara is a general partner.

(10) Represents shares issuable upon exercise of stock options. Mr. Whitehead is a limited partner in Armonk Partners, but he does not have voting or investment power with respect to the shares held by Armonk Partners.

(11) See Notes (4) through (10). Also includes an additional 119,957 shares issuable upon exercise of stock options.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the percentage change in cumulative total stockholder return on our common stock since May 22, 1996, the date our shares began trading on The Nasdaq National Market, with the cumulative total return on the American Stock Exchange Biotechnology Index and a Peer Group(1) over the same period. The comparison assumes $100 was invested on May 22, 1996 in the common stock and in each of the indices and assumes reinvestment of dividends, if any, from that date to June 30, 1999. Digene has not paid cash dividends on the common stock. Historic stock prices are not indicative of future stock price performance.

[LINE GRAPH]

                                                         DIGENE                    PEER GROUP           AMEX BIOTECHNOLOGY INDEX
                                                         ------                    ----------           ------------------------
5/22/96                                                   100                         100                         100
6/29/96                                                    69                          85                          90
6/30/97                                                   110                          61                          91
6/30/98                                                    84                          53                          94
6/30/99                                                    95                          42                         137

---------------

(1) The Peer Group consists of companies that provide products and/or services that are related to those of Digene. The returns of each company have been weighted according to their respective stock market capitalization for purposes of arriving at the Peer Group average. The members of the Peer Group are as follows: Cytyc Corp., Igen, Inc., Matritech, Inc., Neopath, Inc., Neuromedical Systems, Inc. and Oncor, Inc.

                              CERTAIN TRANSACTIONS

     Digene is party to the following transactions with its executive officers, directors and principal stockholders.

     For information regarding employment agreements with Named Executive Officers, see "Executive Compensation and Other Information -- Employment Contracts."

     Digene entered into a Development Agreement on October 2, 1998 with MedImmune, Inc. under which Digene conducted feasibility studies and received revenue of $76,125. Dr. Hockmeyer, a director of Digene, is the Chief Executive Officer and Chairman of the Board of MedImmune.

                              INDEPENDENT AUDITORS

     Ernst & Young LLP, independent auditors, audited our financial statements for the fiscal year ended June 30, 1999. Representatives of Ernst & Young LLP are expected to attend the annual meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. The Board has selected Ernst & Young LLP as the independent auditors to audit our financial statements for the fiscal year ending June 30, 2000.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires Digene's directors, officers (including persons performing a principal policy-making function), and persons who own more than 10% of a registered class of Digene's equity securities ("10% Holders") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities of Digene. Directors, officers and 10% Holders are required by the regulations under the Exchange Act to furnish Digene with copies of all of the Section 16(a) reports which they file. Based solely upon a review of the copies of the forms furnished to Digene and the representations made by the reporting persons to Digene, Digene believes that during fiscal 1999 its directors, officers, and 10% Holders complied with the filing requirements under
Section 16(a) of the Exchange Act except Mr. Jones filed one form that reported two transactions that were not reported on a timely basis.

                                 OTHER MATTERS

     The Board does not intend to present any business at the annual meeting other than the matters described in this proxy statement. However, if other matters requiring the vote of the stockholders properly come before the annual meeting, which under applicable proxy regulations need not be included in this Proxy Statement, or which the Board did not know would be presented at least 45 days before this solicitation, the persons named in the enclosed proxy will have discretionary authority to vote the proxies held by them with respect to such matters in accordance with their best judgment on such matters.

                                            By Order of the Board of Directors

                                            Charles M. Fleischman,
                                            Secretary

October 1, 1999

                               DIGENE CORPORATION

                              1999 INCENTIVE PLAN

                                   ARTICLE I
                                    PURPOSE

     The purpose of the 1999 Incentive Plan (the "Plan") is to enable Digene Corporation (the "Company") to offer Employees of the Company and its Subsidiaries equity interests in the Company and options to acquire equity interests in the Company, thereby helping to attract, retain and reward such persons and strengthen the mutuality of interests between such persons and the Company's stockholders.

                                   ARTICLE II
                                  DEFINITIONS

     For purposes of the Plan, the following terms shall have the following meanings:

     2.1 "Award " shall mean an award under the Plan of a Stock Option, Restricted Stock or Unrestricted Stock.

     2.2  "Board " shall mean the Board of Directors of the Company.

     2.3 "Change of Control " shall mean (a) the reorganization, consolidation or merger of the Company or any of its Subsidiaries holding or controlling a majority of the assets relating to the business of the Company, with or into any third party (other than a Subsidiary); (b) the assignment, sale, transfer, lease or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole; or (c) the acquisition by any third party or group of third parties acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended) of shares of voting stock of the Company, the result of which in the case of any transaction described in clauses (a), (b) and (c) above is that immediately after the transaction the stockholders of the Company immediately before the transaction, other than the acquiror, own less than fifty percent (50%) of the outstanding shares of the surviving or resulting corporation in a transaction specified in clause (a) above, the acquiror in a transaction specified in clause (b) above, or the Company or the acquiror in a transaction specified in clause (c) above.

     2.4  "Code" shall mean the Internal Revenue Code of 1986, as amended.

     2.5 "Committee" shall mean the Compensation Committee of the Board, or any other committee of the Board designated by the Board to administer this Plan, with any such Committee consisting of two or more members of the Board.

     2.6 "Common Stock" shall mean the Common Stock, par value $0.01 per share, of the Company.

     2.7 "Disability" shall mean a disability that results in a Participant's Termination of Employment with the Company or a Subsidiary, as determined pursuant to standard Company procedures.

     2.8 "Effective Date" shall mean the date on which the Plan is adopted by the Board.

     2.9 "Employee" shall mean any person engaged or proposed to be engaged as an officer or employee of the Company or one of its Subsidiaries; provided, however, that in the case of an Incentive Stock Option, the term "Employee" shall mean any employee of the Company or of a "subsidiary corporation" (within the meaning of Section 424(f) of the Code) of the Company.

     2.10 "Fair Market Value" for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, shall mean with respect to the Common Stock on any day, (i) the closing sales price (or other exchange-designated daily sales price) on the immediately preceding business day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading, or (ii) if not so reported, the closing sales price (or other Nasdaq-designated daily sales price) on the immediately preceding business day of a share of Common Stock as published in the Nasdaq National Market Issues report in the Eastern Edition of The Wall Street Journal, or (iii) if not so reported, the average of the closing (or other designated) bid and asked prices on the immediately preceding business day as reported on the Nasdaq National Market System, or (iv) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Committee. In the event that the price of a share of Common Stock shall not be so reported or furnished, the Fair Market Value of a share of Common Stock shall be determined by the Committee in good faith. A "business day" is any day, other than Saturday or Sunday, on which the relevant market is open for trading.

     2.11 "Incentive Stock Option" shall mean any Stock Option awarded under the Plan to an Employee that is intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

     2.12 "Non-Qualified Stock Option" shall mean any Stock Option granted under the Plan that is not an Incentive Stock Option.

     2.13 "Participant" shall mean an Employee to whom an Award has been granted.

     2.14 "Reporting Person" shall mean a Participant who is subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended and the regulations promulgated thereunder.

     2.15  "Restricted Stock" shall mean an Award granted pursuant to Section
7.1 hereof, subject to such restrictions as the Committee may determine, as evidenced in a Restricted Stock Agreement. Shares of Common Stock shall cease to be Restricted Stock when, in accordance with the terms of the Restricted Stock Agreement, they become transferable and free of risk of forfeiture.

     2.16 "Restricted Stock Agreement" shall mean the agreement evidencing the grant of Restricted Stock to an Employee pursuant to this Plan.

     2.17 "Restriction Period " shall have the meaning set forth in Section 7.2(c).

     2.18 "Stock Option" or "Option" shall mean any option to purchase shares of Common Stock granted pursuant to Article VI hereof

     2.19 "Subsidiary" shall mean any subsidiary of the Company, 50% or more of the voting stock of which is owned, directly or indirectly, by the Company, that is currently existing as of the Effective Date or formed or acquired by the Company while any Award is outstanding under the Plan.

     2.20 "Termination of Employment" shall mean a termination of employment with the Company and all of its Subsidiaries for reasons other than a military or personal leave of absence granted by the Company or any Subsidiary.

     2.21  "Unrestricted Stock" shall mean Common Stock granted under Section
7.3 hereof.

     2.22 "Unrestricted Stock Agreement" shall mean the agreement evidencing the grant of Unrestricted Stock to an Employee pursuant to this Plan.

                                  ARTICLE III
                                 ADMINISTRATION

     3.1 The Committee. The Plan shall be administered and interpreted by the Committee.

     3.2 Awards. Except as set forth in Section 3.3, the Committee shall have full authority to grant, pursuant to the terms of the Plan, Stock Options, Restricted Stock and Unrestricted Stock to persons eligible under Article V. In particular, the Committee shall have the authority:

        (a) to select the persons to whom Stock Options, Restricted Stock and Unrestricted Stock may from time to time be granted;

        (b) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock and Unrestricted Stock, or any combination thereof, are to be granted to one or more persons eligible to receive Awards under Article V;

        (c) to determine the number of shares of Common Stock to be covered by each Award granted hereunder; and

        (d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the option price, the option term, and provisions relating to any restriction or limitation, any vesting schedule or acceleration, or any forfeiture restrictions or waiver provisions of the Award), and any conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or on the transferability or forfeitability of Restricted Stock. Notwithstanding any such conditions, the Committee may, in its discretion at any time, accelerate the time at which any Option may be exercised or the time at which Restricted Stock may become transferable or nonforfeitable.

     3.3 Awards to Reporting Persons. In the case of Reporting Persons, the Board shall have full authority to grant, pursuant to the terms of the Plan, Stock Options, Restricted Stock and Unrestricted Stock Awards to Reporting Persons eligible under Article V. The Board shall have all rights and powers of the Committee set forth in this Plan with respect to the granting of such Awards.

     3.4 Guidelines. Subject to Article VIII hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Award granted under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any other power or authority of the Committee. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem necessary or advisable to carry out the purposes of the Plan. Notwithstanding the foregoing, no action of the Committee under this
Section 3.4 shall impair the rights of any Participant without the Participant's consent, unless otherwise required by law.

     A majority of the entire Committee shall constitute a quorum, and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. In addition, any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. Subject to the provisions of this Plan and the Company's Bylaws, and to any terms and conditions prescribed by the Board, the Committee may make such additional rules and regulations for the conduct of its business as it shall deem advisable. The Committee shall hold meetings at such times and places as it may determine.

     3.5 Decisions Final. Any decision, interpretation or other action made or taken in good faith by the Committee arising out of or in connection with the Plan shall be final, binding and conclusive on the Company, all Participants and their respective heirs, executors, administrators, successors and assigns.

                                   ARTICLE IV
                                SHARE LIMITATION

     4.1 Shares. The maximum aggregate number of shares of Common Stock that may be issued under the Plan is 1,000,000 (subject to increase or decrease pursuant to Section 4.3), which may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock reacquired by the Company. If any Option granted under the Plan shall expire, terminate or be canceled for any reason without having been exercised in full, the number of shares of Common Stock not purchased under such Option shall again be available for the purposes of the Plan. Further, if any shares of Restricted Stock are forfeited, the shares subject to such Award, to the extent of such forfeiture, shall again be available under the Plan.

     4.2 Individual Limit. No Employee may be granted Awards covering more than 500,000 shares of Common Stock (subject to increase or decrease pursuant to Section 4.3) during any calendar year.

     4.3 Changes. In the event of any merger, reorganization, consolidation, recapitalization, dividend (other than a regular cash dividend), stock split, or other change in corporate structure affecting the Common Stock, such substitution or adjustment shall be made in the maximum aggregate number of shares which may be issued under the Plan, the maximum number of shares with respect to which Awards may be granted to any individual during any year, the number and option price of shares subject to outstanding Options, and the number of shares subject to other outstanding Awards, as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any Award shall always be a whole number.

                                   ARTICLE V
                                  ELIGIBILITY

     5.1 Awards to Employees. All officers and other Employees of the Company and its Subsidiaries are eligible to be granted Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock and Unrestricted Stock under the Plan. A Director who is an Employee of the Company or a Subsidiary shall be eligible to receive Awards pursuant to this Article V.

                                   ARTICLE VI
                                 STOCK OPTIONS

     6.1 Options. Each Stock Option granted under the Plan shall be either an Incentive Stock Option or a Non-Qualified Stock Option.

     6.2 Grants. Except as set forth in Section 3.3, the Committee shall have the authority to grant to any person eligible under Section 5.1 one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not qualify as an Incentive Stock Option shall constitute a separate Non-Qualified Stock Option.

     6.3 Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422 of the Code.

     6.4 Terms of Options. Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

        (a) Stock Option Certificate. Each Stock Option shall be evidenced by, and subject to the terms of, a Stock Option Certificate evidencing the Stock Option grant. The Stock Option Certificate shall specify whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option, the number of shares of Common Stock subject to the Stock Option, the option price, the option term, and the other terms and conditions applicable to the Stock Option.

        (b) Option Price. Subject to subsection (m) below, the option price per share of Common Stock purchasable upon exercise of a Stock Option shall be determined by the Committee at the time of grant, but, if the Stock Option is intended to be an Incentive Stock Option, shall be not less than 100% of the Fair Market Value of the Common Stock on the date of grant.

        (c) Option Term. Subject to subsection (m) below, the term of each Stock Option shall be fixed by the Committee at the time of grant, but no Stock Option shall be exercisable more than ten years after the date it is granted.

        (d) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant; provided, however, that the Committee may waive any installment exercise or waiting period provisions, in whole or in part, at any time after the date of grant, based on such factors as the Committee shall deem appropriate in its sole discretion.

        (e) Method of Exercise. Subject to such installment exercise and waiting period provisions as may be imposed by the Committee, Stock Options may be exercised in whole or in part at any time during the option term by delivering to the Company written notice of exercise specifying the number of shares of Common Stock to be purchased and the option price therefor. The notice of exercise shall be accompanied by payment in full of the option price and, if requested, by the representation described in Section 10.2. Payment of the option price may be made (i) in cash or by check payable to the Company, (ii) unless otherwise determined by the Committee on or after the date of grant, in shares of Common Stock duly owned by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances) or
(iii) in the case of an Option that is not an Incentive Stock Option, unless otherwise determined by the Committee on or after the date of grant, by reduction in the number of shares of Common Stock issuable upon such exercise, based, in each case, on the Fair Market Value of the Common Stock on the date of exercise. Upon satisfaction of the conditions provided herein, a stock certificate representing the number of shares of Common Stock to which the Participant is entitled shall be issued and delivered to the Participant, subject to Section 10.3. For the purpose of assisting a Participant to exercise an Option, the Company may, in the discretion of the Board, make loans to the Participant or guarantee loans made by third parties to the Participant, in either case on such terms and conditions as the Board may authorize. Nothing contained in this Plan shall prevent or prohibit a Participant from exercising his or her Options under a broker-facilitated cashless exercise transaction.

        (f) Death. Unless otherwise determined by the Committee on or after the date of grant, in the event of a Participant's Termination of Employment by reason of death, any Stock Option held by such Participant which was exercisable on the date of death may thereafter be exercised by the legal representative of the Participant's estate until the earlier of one year after the date of death or the expiration of the stated term of such Stock Option, and any Stock Option not exercisable on the date of death shall be forfeited.

        (g) Disability. Unless otherwise determined by the Committee on or after the date of grant, in the event of a Participant's Termination of Employment by reason of Disability, any Stock Option held by such Participant which was exercisable on the date of such Termination of Employment may thereafter be exercised by the Participant until the earlier of one year after such date or the expiration of the stated term of such Stock Option, and any Stock Option not exercisable on the date of such Termination of Employment shall be forfeited. If the Participant dies during such one-year period, any unexercised Stock Options held by the Participant at the time of death may thereafter be exercised by the legal representative of the Participant's estate until the earlier of one year after the date of the Participant's death or the expiration of the stated term of such Stock Option. If an Incentive Stock Option is exercised after the expiration of the exercise period that applies for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

        (h) Termination of Employment. Subject to Section 10.4, in the event of a Participant's Termination of Employment by reason of retirement or for any reason other than death or Disability, all Stock Options held by such Participant that were exercisable on the date of such Termination of Employment may be exercised by the Participant at any time within three (3) months after his or her Termination of Employment; provided, however, that if the Committee shall determine that the Employee's employment was terminated for conduct that in the judgment of the Committee involves dishonesty or action by the Employee that is detrimental to the best interest of the Company, all Stock Options held by the Employee on the date of such Termination of Employment shall be forfeited.

        (i) Change of Control. Notwithstanding the provisions of Section 4.3, in the event of a Change of Control, all outstanding Stock Options shall immediately become fully exercisable, and upon payment by the Participant of the option price (and, if requested, delivery of the representation described in Section 10.2), a stock certificate representing the Common Stock covered thereby shall be issued and delivered to the Participant; provided, however, that the exercisability of the Stock Options shall not be accelerated if, in the opinion of the Board, such acceleration would prevent pooling of interests accounting treatment for the Change of Control transaction and such accounting treatment is desired by the parties to such transaction. This Section 6.4(i) shall apply to any outstanding Stock Options which are Incentive Stock Options to the extent permitted by Code
Section 422(d), and any outstanding Incentive Stock Options in excess thereof shall, immediately upon the occurrence of such a Change of Control be treated for all purposes of the Plan as Non-Qualified Stock Options and shall be immediately exercisable as set forth in this Section 6.4(i).

        (j) Merger and Other Fundamental Transactions. In the event the Company is succeeded by another company in a reorganization, merger, consolidation, acquisition of property or stock, separation or liquidation, the successor company shall assume all of the outstanding Options granted under this Plan or shall substitute new options for them, which shall provide that each Participant, at the same cost, shall be entitled upon the exercise of each such option to receive such securities as the Board of Directors (or equivalent governing body) of the succeeding, resulting or other company shall determine to be equivalent, as nearly as practicable, to the nearest whole number and class of shares of stock or other securities to which the Participant would have been entitled under the terms of the agreement governing the reorganization, merger, consolidation, acquisition of property or stock, separation or liquidation as if, immediately prior to such event, the Participant had been the holder of record of the number of shares of Common Stock which were then subject to the outstanding Option granted under this Plan.

        (k) Non-Transferability of Options. No Stock Option shall be transferrable by the Participant otherwise than by will or by the laws of descent and distribution, to the extent consistent with the terms of the Plan and the Option, and all Stock Options shall be exercisable, during the Participant's lifetime, only by the Participant.

        (l) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other stock option plan of the Company or any subsidiary or parent corporation (each within the meaning of Section 424 of the Code) exceeds $100,000, such Options shall be treated as Options which are not Incentive Stock Options.

        (m) Ten-Percent Stockholder Rule. Notwithstanding any other provision of the Plan to the contrary, no Incentive Stock Option shall be granted to any person who, immediately prior to the grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any subsidiary or parent corporation (each within the meaning of Section 424 of the Code), unless the option price is at least 110% of the Fair Market Value of the Common Stock on the date of grant and the Option, by its terms, expires no later than five years after the date of grant.

     Should the foregoing provisions not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

     6.5 Rights as Stockholder. A Participant shall not be deemed to be the holder of Common Stock, or to have any of the rights of a holder of Common Stock, with respect to shares subject to the Option, unless and until the Option is exercised and a stock certificate representing such shares of Common Stock is issued to the Participant.

                                  ARTICLE VII
                       RESTRICTED AND UNRESTRICTED STOCK

     7.1 Awards of Restricted Stock. Except as set forth in Section 3.3, the Committee shall have the authority to grant to any person eligible under Section
5.1 one or more Restricted Stock Awards. The Committee shall determine the eligible Employees to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the time or times within which such

Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and the other terms and conditions of the Awards in addition to those set forth in Section 7.2.

     7.2 Terms and Conditions. Restricted Stock shall be subject to the following terms and conditions and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

        (a) Restricted Stock Agreement. Each Restricted Stock Award shall be evidenced by, and subject to the terms of, a Restricted Stock Agreement executed by the Company and the Participant. The Restricted Stock Agreement shall specify the number of shares of Common Stock subject to the Award, the time or times within which such Restricted Stock is subject to forfeiture and the other terms, conditions and restrictions applicable to such Award.

        (b) Stock Certificate. Subject to Section 10.3, when the restrictions applicable to a Restricted Stock Award, or any portion thereof, lapse, a stock certificate representing the number of shares of Common Stock covered by such Restricted Stock Award, or portion thereof, shall be issued and delivered to the Participant. A Participant shall not be deemed to be the holder of Common Stock, or to have any of the rights of a holder of Common Stock, with respect to shares of Restricted Stock subject to the Award, unless and until the forfeiture restrictions lapse and a stock certificate representing such shares of Common Stock is issued to the Participant.

        (c) Restriction Period. Subject to the provisions of the Plan and the Restricted Stock Agreement, shares of Restricted Stock will be forfeited to the Company in the event of a Participant's Termination of Employment during a period (not to exceed five years) set by the Committee commencing with the date of such Award (the "Restriction Period"). Subject to the provisions of the Plan, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may waive such restrictions, in whole or in part, at any time, based on such factors as the Committee shall deem appropriate in its sole discretion.

        (d) Termination of Employment. Subject to Section 10.4, in the event of a Participant's Termination of Employment prior to the expiration of the Restriction Period, then he or she shall forfeit all of his or her Restricted Stock with respect to which the Restriction Period has not yet expired; provided, however, that the terms of the Restricted Stock Agreement, in the discretion of the Committee and pursuant to such terms and conditions as it may impose, may provide: (i) that, if such Employee's employment is terminated for any reason other than conduct that in the judgment of the Committee involves dishonesty or action by the Employee that is detrimental to the best interests of the Company, then the Restricted Stock or any related compensation deferral or a portion thereof shall not be forfeited; (ii) that, if such Employee's employment is terminated on account of Disability, then the Employee shall not forfeit his or her Restricted Stock or any related compensation deferral or a portion thereof; and (iii) that, if such Employee dies while employed by the Company or any of its Subsidiaries, then his or her Restricted Stock or any related compensation deferral or a portion thereof is not forfeited.

        (e) Changes. If any change is made in the Common Stock by reason of any merger, consolidation, reorganization, recapitalization, stock dividend, split up, combination of shares, exchange of shares, change in corporate structure, or otherwise, then any shares or other securities of the Company or succeeding, resulting or other company to be received by the Employee under the Restricted Stock Agreement shall be subject to the same restrictions applicable to the Restricted Stock.

     7.3 Unrestricted Stock. Except as set forth in Section 3.3, the Committee shall have the authority to grant to any person eligible under Section 5.1 one or more Unrestricted Stock Awards. Each Employee who is awarded Unrestricted Stock shall receive an Unrestricted Stock Agreement from the Company in a form specified by the Committee and containing the terms and conditions of the award and such other matters, consistent with this Plan, as the Committee, in its sole discretion, shall determine at the time the Award is made. Such conditions may include, but shall not be limited to, the deferral of a percentage of the Employee's annual cash compensation, not including dividends paid on the Unrestricted Stock, if any, to be applied toward the purchase of Unrestricted Stock upon such terms and conditions, including such discounts, as may be set forth in the Unrestricted Stock Agreement. Upon the issuance of Unrestricted Stock to an Employee hereunder, the Employee shall have the entire beneficial ownership and all the rights and privileges of a stockholder with respect to the Unrestricted Stock awarded to him or her, including the right to receive dividends and the right to vote such Unrestricted Stock. Subject to Section 10.3, each Employee who is awarded Unrestricted Stock may, but need not, be issued a stock certificate in respect of such shares of Unrestricted Stock.

                                  ARTICLE VIII
                            TERMINATION OR AMENDMENT

     8.1 Termination or Amendment of Plan. The Committee may at any time amend, discontinue or terminate the Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article X) or amend any Award previously granted, prospectively or retroactively (subject to Article IV); provided, however, that, unless otherwise required by law, the rights of a Participant with respect to Awards granted prior to such amendment, discontinuance or termination may not be impaired without the consent of such Participant and, provided further that, the Company will seek the approval of the Company's stockholders for any amendment if such approval is necessary to comply with the Code, Federal or state securities laws or any other applicable laws or regulations.

                                   ARTICLE IX
                                 UNFUNDED PLAN

     9.1 Unfunded Plan. The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payment not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

                                   ARTICLE X
                               GENERAL PROVISIONS

     10.1 Nonassignment. Except as otherwise provided in the Plan, any Award granted hereunder and the rights and privileges conferred thereby shall not be sold, transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of an Award, right or privilege contrary to the provisions hereof, or upon the levy of any attachment or similar process thereon, such Award and the rights and privileges conferred hereby shall immediately terminate and the Award shall immediately be forfeited to the Company.

     10.2 Legend. The Committee may require each person acquiring shares pursuant to an Award to represent to the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. The stock certificates representing such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

     All certificates representing shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or stock market upon which the Common Stock is then listed or traded, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     10.3 Uncertificated Shares. Each Employee who exercises an Option to acquire Common Stock or is awarded Restricted Stock or Unrestricted Stock may, but need not, be issued a stock certificate in respect of the Common Stock so acquired. A "book entry" (i.e., a computerized or manual entry) shall be made in the records of the Company to evidence the issuance of shares of Common Stock to an Employee where no certificate is issued in the name of the Employee. Such Company records, absent manifest error, shall be binding on Employees. In all instances where the date of issuance of shares may be deemed significant but no certificate is issued in accordance with this Section 10.3, the date of the book entry shall be the relevant date for such purposes.

     10.4 Forfeiture for Competition. If a Participant in this Plan provides services to a competitor of the Company or any of its subsidiaries, whether as an employee, officer, director, independent contractor, consultant, agent or otherwise, such services being of a nature that can reasonably be expected to involve the skills and experience used or developed by the Participant while an Employee, and the Committee determines, in its sole discretion, that the provision of such services constitutes a breach of the Participant's non-compete agreement with the Company, then that Participant's rights to any Awards hereunder shall automatically be forfeited.

     10.5 Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

     10.6 No Right to Employment. Neither the Plan nor the grant of any Award hereunder shall give any Participant or other Employee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall the Plan impose any limitation on the right of the Company or any Subsidiary by which a Participant is employed to terminate such Participant's employment at any time.

     10.7 Withholding of Taxes. The Company shall have the right to reduce the number of shares of Common Stock otherwise deliverable pursuant to the Plan by an amount that would have a Fair Market Value equal to the amount of all Federal, state and local taxes required to be withheld, or to deduct the amount of such taxes from any cash payment otherwise to be made to the Participant. In connection with such withholding, the Committee may make such arrangements as are consistent with the Plan as it may deem appropriate.

     10.8  Listing and Other Conditions.

        (a) If the Common Stock is listed on a national securities exchange or The Nasdaq Stock Market, the issuance of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or The Nasdaq Stock Market. The Company shall have no obligation to issue any shares of Common Stock unless and until such shares are so listed, and the right to exercise any Option or vest in any Restricted Stock shall be suspended until such listing has been effected.

        (b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock or Awards, and the right to exercise any Option or vest in any Restricted Stock shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or shall not result in the imposition of excise taxes.

        (c) Upon termination of any period of suspension under this Section 10.8, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

     10.9 Governing Law. The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

     10.10 Construction. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

     10.11 Liability of the Board and the Committee. No member of the Board or the Committee nor any Employee of the Company or any of its subsidiaries shall be liable for any act or action hereunder, whether of omission or commission, by any other member or Employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or, except in circumstances involving bad faith, gross negligence or fraud, for anything done or omitted to be done by himself.

     10.12 Other Benefits. No payment pursuant to an Award shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary nor affect any benefits under any other benefit plan now or hereafter in effect under which the availability or amount of benefits is related to the level of compensation.

     10.13 Costs. The Company shall bear all expenses incurred in administering the Plan, including expenses related to the issuance of Common Stock pursuant to Awards.

     10.14 Severability. If any part of the Plan shall be determined to be invalid or void in any respect, such determination shall not affect, impair, invalidate or nullify the remaining provisions of the Plan which shall continue in full force and effect.

     10.15 Successors. The Plan shall be binding upon and inure to the benefit of any successor or successors of the Company.

     10.16 Headings. Article and section headings contained in the Plan are included for convenience only and are not to be used in construing or interpreting the Plan.

                                   ARTICLE XI
                                  TERM OF PLAN

     11.1 Effective Date. The Plan shall be effective as of the Effective Date, but the grant of any Award hereunder is subject to the express condition that the Plan be approved by the stockholders of the Company within 12 months after the Effective Date.

     11.2 Termination Date. Unless sooner terminated, the Plan shall terminate ten years after the Effective Date and no Awards may be granted thereafter. Termination of the Plan shall not affect Awards granted before such date.

                               DIGENE CORPORATION

                                     PROXY

    The undersigned stockholder of Digene Corporation (the "Company") hereby appoints Charles M. Fleischman and Joseph P. Slattery, and each of them, attorneys and proxies, with power of substitution in each of them, to vote and act for and on behalf of the undersigned at the Annual Meeting of the Stockholders to be held at the Holiday Inn Calverton, 4095 Powder Mill Road, Beltsville, Maryland 20705 at 10:00 a.m. on October 28, 1999 and at all postponements and adjournments thereof, according to the number of shares which the undersigned would be entitled to vote if then personally present upon the matters described below, hereby revoking any proxy heretofore executed by the undersigned (i) as specified by the undersigned below and (ii) in the discretion of any proxy upon such other business as may properly come before the meeting, all as set forth in the notice of the meeting and in the proxy statement furnished herewith, copies of which have been received by the undersigned; and hereby ratifies and confirms all that said attorneys and proxies may do or cause to be done by virtue hereof.

    The proxies are directed to vote as follows:

1. Election of the following persons as directors of the Company.

Wayne T. Hockmeyer, Ph.D.
                                           ------ FOR                  ------ VOTE WITHHELD
Evan Jones
                                           ------ FOR                  ------ VOTE WITHHELD

2. Approval of the 1999 Incentive Plan.

------ FOR                               ------ AGAINST                   ------ ABSTAIN

3. To transact such other business as may properly come before the meeting.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, WHICH RECOMMENDS A VOTE "FOR" EACH OF THE ABOVE NOMINEES FOR DIRECTOR
                 AND "FOR" APPROVAL OF THE 1999 INCENTIVE PLAN.

      WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED HEREIN.
   IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" EACH OF THE ABOVE
                                    NOMINEES
          FOR DIRECTOR AND "FOR" APPROVAL OF THE 1999 INCENTIVE PLAN.

IMPORTANT: Please date this proxy and sign exactly as your name(s) is printed below. If shares are registered in more than one name, all owners should sign. When signing as an executor, administrator, trustee, guardian or in another representative capacity, please give your full title(s). If this proxy is submitted by a corporation or partnership, it should be executed in the full corporate or partnership name by a duly authorized person.

                                                --------------------------------
                                                          (Signature)

                                                --------------------------------
                                                          (Signature)

                                                Dated
                                                      --------------------, 1999

             PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY
                IN THE ENCLOSED PRE-ADDRESSED, STAMPED ENVELOPE.